UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 8, 2004

INVISA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50081	65-1005398

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Independence Court, Sarasota, Florida	34234

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (941) 355-9361

(Former name or former address, if changed since last report)

ITEM 5.    OTHER EVENTS AND REGULATION FD DISCLOSURE

On February 8, 2004 Invisa, Inc. (the "Company") negotiated a reduction in its patent payment to SDR Metro Inc. The Company had been obligated to pay SDR Metro Inc. a final payment of $600,000 to complete its purchase of the patent underlying all of the Company’s products. The new terms of the patent payments are as follows:

Installment #1 - $100,000 due on or before February 8, 2004
Installment #2 - $75,000 due on or before March 8, 2004
Installment #3 - $75,000 plus quarterly 8% interest payment due on or before April 8, 2004 .

Should the Company miss any of the installment payments, the entire $600,000 purchase price less any installment payments will become due and payable subject to the 180 day right of redemption period.

The Company has made the first installment payment of $100,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVISA, INC.

Date: February 13, 2004	By:	/S/ Herbert M. Lustig
Herbert M. Lustig President